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                                                                      EXHIBIT 21

                       WILLIAMS COMMUNICATIONS GROUP, INC.
                                 SUBSIDIARY LIST
                              EFFECTIVE 03/05/2001
                    (WHOLLY-OWNED UNLESS OTHERWISE INDICATED)



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                                                                                              JURISDICTION OF
SUBSIDIARY                                                                                     INCORPORATION
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
Williams Communications, LLC                                                                     Delaware
      Critical Connections, Inc.                                                                 Delaware
      Data Communications 2000, Inc.                                                            California
      Intersys Mexico, SA  de CV                                                                  Mexico
      WCS Communications Systems, Inc.                                                           Delaware
      Williams Communications Group PTE Ltd.                                                     Singapore
      Williams Communications Group, Ltd.                                                        England
          Vyvx International Ltd                                                                 England
      Williams Communications Procurement, L.L.C.                                                Delaware
          Williams Communications Procurement, LP (99% limited partner)                          Delaware
      Williams Communications Procurement, LP (1% General Partner)                               Delaware
      Williams Communications Solutions, LLC (70%)                                               Delaware
      Williams Communications of Virginia, Inc.                                                  Virginia
      Williams Global Communications Holdings, Inc. (50%)                                        Delaware
          Williams Communications Participations Holdings GmbH                                   Austria
               Williams Communications Participations GmbH                                       Austria
                   Williams Communications (Cayman) Limited                                   Cayman Islands
                            Williams Comunicaciones Chile Limitada (99%)                          Chile
                   Williams Communications Australia Pty. Limited                                Australia
                       WilTel Communications Pty Limited                                         Australia
                            PowerTel Limited  (45%)                                              Australia
                   Williams Communications K.K.                                                   Japan
                   Williams Communications UK Limited                                             England
      Williams International ATL Limited                                                      Cayman Islands
          ATL - Algar Telecom Leste, S. A. (15%)                                                  Brazil
               ATL Cayman International                                                       Cayman Islands
          Johi Representacoes Ltda                                                                Brazil
               ATL - Algar Telecom Leste, S. A.  (35%)                                            Brazil
                   ATL Cayman International                                                   Cayman Islands
          SKTI-US L.L.C. (50%)                                                                   Delaware
      Williams International Australian Telecom Limited                                       Cayman Islands
      Williams International Ventures Company                                                    Delaware
          Williams Global Communications Holdings, Inc.  (50%)                                   Delaware
               Williams Communications Participations Holdings GmbH                              Austria
                   Williams Communications Participations GmbH                                   Austria
                       Williams Communications (Cayman) Limited                               Cayman Islands
                            Williams Comunicaciones Chile Limitada  (1%)                          Chile
                            Williams International Telecom (Chile) Limited                    Cayman Islands
                                Williams Comunicaciones Chile Limitada (99%)                      Chile
                       Williams Communications Australia Pty. Limited                            Australia
                            WilTel Communications Pty Limited                                    Australia
                                PowerTel Limited  (45%)                                          Australia
                       Williams Communications K.K.                                               Japan
                       Williams Communications UK Limited                                        England
      Williams Local Network, LLC                                                                Delaware
      Williams Technology Center, LLC                                                            Delaware
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